UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

LOTON, CORP

(Exact Name of Registrant as Specified in Charter)

Nevada	333-167219	98-0657263
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

269 South Beverly Drive, Suite 1450 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

269 South Beverly Drive
Beverly Hills, California 90212
(Former address and telephone, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Assignment Agreement

On March 4, 2015, FestreamTV, Corp. (“FestreamTV”), a wholly-owned subsidiary of Loton, Corp (the “Company”), entered into an assignment agreement (the “Assignment Agreement”) with Bulldog DM, LLC (“Bulldog”). Pursuant to the terms of the Assignment Agreement, FestreamTV will assume Bulldog’s rights and interests in and to various agreements under which Bulldog provides live, digital streaming of music festivals (the “Rights Agreements”). FestreamTV has the right to choose a minimum of seven Rights Agreements under which it will succeed Bulldog. In exchange, FestreamTV will pay Bulldog’s 2014 payroll taxes in the amount of $4,664 (the “Payroll Taxes”), as well as its ongoing operating expenses, not to exceed $2,500 per month. In addition, if FestreamTV meets certain benchmarks relating to the Rights Agreements, FestreamTV will assume up to $60,000 in existing liabilities of Bulldog (including the Payroll Taxes).

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Assignment Agreement, a copy of which is attached hereto as Exhibit 10.1.

John Petrocelli Employment Agreement

On March 4, 2015, FestreamTV entered into an employment agreement with John Petrocelli pursuant to which Mr. Petrocelli will serve as President of FestreamTV. Mr. Petrocelli will lead FestreamTV’s digital agency, streaming music content business, and production team in collaboration with the Company’s management and the Board of Directors of FestreamTV.

Mr. Petrocelli’s employment agreement is effective immediately and continues through March 3, 2017. Mr. Petrocelli will initially receive a monthly base salary of $7,500, which may be increased if FestreamTV reaches certain milestones relating to the Rights Agreements. These contingent increases could enable Mr. Petrocelli to receive an annual base salary of up to $250,000. In addition, Mr. Petrocelli is entitled to receive a restricted stock grant of 500,000 shares of common stock of the Company, which will vest, one-third at a time, upon the occurrence of certain milestones relating to the Rights Agreements. Upon a “change of control” of the Company, the vesting of any portion of Mr. Petrocelli’s restricted stock grant then unvested will immediately accelerate in full. Mr. Petrocelli will also be eligible to receive an annual discretionary incentive bonus of up to the full amount of his salary.

Mr. Petrocelli’s employment agreement provides that, upon the termination of his employment by FestreamTV without “cause,” FestreamTV will make a severance payment to Mr. Petrocelli equal to the salary he would have earned had he not been terminated, until the earlier of one year or the end of the term of the agreement, subject to his execution of a timely general release.

Mr. Petrocelli is the founder of Bulldog, a digital agency engaged in live event streaming and content experiences, with a core emphasis on the live music industry.

The foregoing description of Mr. Petrocelli’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the form of Mr. Petrocelli’s employment agreement, a copy of which is attached hereto as Exhibit 10.2.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures set forth in Section 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

10.1* 10.2*	Assignment Agreement Employment Agreement

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOTON, CORP

Dated: March 9, 2015	By:	/s/ Robert S. Ellin
Robert S. Ellin
Executive Chairman and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment Agreement
10.2	Employment Agreement